EXHIBIT 1.4

CANADA                                                               NUMBER
PROVINCE OF BRITISH COLUMBIA                                         219019

                               (GOVERNMENT CREST)

                          Province of British Columbia
                   Ministry of Finance and Corporate Relations
                             REGISTRAR OF COMPANIES

                                   COMPANY ACT

                                   CERTIFICATE

                              I HEREBY CEPTIFY THAT

                            GOLDEN TREND ENERGY LTD.

                    HAS THIS DAY CHANGED ITS NAME TO THE NAME

                              WORLD POWER BIKE INC.


(GOVERNMENT SEAL)


                     GIVEN UNDER MY HAND AND SEAL OF OFFICE
                                                   AT VICTORIA, BRITISH COLUMBIA
                                                   THIS 9TH DAY OF JANUARY, 1991

                                                   BY:  /s/ David W. Boyd
                                                   REGISTRAR OF COMPANIES